                                                       Exhibit B2

NEES ENERGY, INC.
Statement of Income and Accumulated Deficit
For the Twelve Months ended December 31, 1996
(Unaudited, Subject to Adjustment)



INCOME


  Equity in income/(loss) of AllEnergy
         Marketing Co., L.L.C.                         (1,533,772)
                                                      ===========

EXPENSES
  Other operating expenses                                992,499
  Federal income tax                                   (1,017,300)
                                                      -----------
                                                          (24,801)
                                                      -----------
Net income/(loss)                                      (1,508,971)

Retained earnings at beginning of period                             0
                                                      -----------

Accumulated deficit at end of period                  ($1,508,971)
                                                      ===========